UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011 (January 31, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure, election, or appointment of directors or officers; compensatory arrangements of officers

On January 31, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Cardtronics, Inc. (the “Company”) approved the Company’s 2011 Long Term Incentive Plan (the “2011 LTIP”) and made grants of Restricted Stock Units under the 2011 LTIP (“Awards”).   The purpose of the 2011 LTIP is to provide a means through which the Company (i) can attract able persons to serve as employees of the Company; and (ii) provide such individuals with incentive and reward opportunities designed to enhance the long term profitable growth of the Company and its affiliates.  Awards granted under the 2011 LTIP will be governed by the terms and conditions of the 2007 Amended & Restated Stock Incentive Plan (the “2007 Plan”).  For the 2011 LTIP, the Committee decided to grant only Restricted Stock Units (as defined in the 2007 Plan, which was incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2007), for which the form agreement has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2011.

The Awards will have both a performance-based and a time-based vesting schedule.  Under the 2011 LTIP, the number of Restricted Stock Units potentially earned by an individual will be based on the level of performance achieved during calendar year 2011. For 2011, the Committee has selected two performance metrics: revenue growth and earnings per share growth.  If the Company does not meet at least the Threshold level of performance, all of the Awards will be forfeited.  If the Company meets the Threshold level of performance, Awards equal to 50% of the initial grant will be earned. If the Company meets its Target or Maximum levels of performance, Awards earned will be equal to 100% and 200% of the initial grants, respectively. Interpolation shall be used in the calculations of the Awards such that if the Company’s level of achievement is between Threshold and Target level or between the Target and Maximum level, the Awards to be calculated shall be proportionately adjusted based on the percentage achieved between the two measures and the relevant corresponding award value associated with each target level of payout. Each of the performance metrics (revenue and earnings per share growth) will be equally weighted to determine the payout multiple. Each metric will be evaluated independently and as such, Awards may be earned for one metric even if threshold is not achieved for the other metric.

The Committee has the sole authority to make Awards to the Company’s Section 16 officers under the 2011 LTIP.  The Company’s Chief Executive Officer, subject to the review of the Committee, shall have authority to make Awards to all non-Section 16 officers and employees.  In 2011, a base pool of 273,411 Restricted Stock Units has been set aside for the 2011 LTIP.  From this amount, the Committee granted Awards totaling 124,650 Restricted Stock Units to the Company’s Section 16 officers as follows:

Steven A. Rathgaber: 44,850
Michael Clinard:  22,000
Chris Brewster:  17,900
Rick Updyke: 17,200
Ron Delnevo:  16,200
Brad Conrad:  6,500

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The Committee has reviewed and confirmed the Chief Executive Officer’s recommendation of Awards to the Company’s non-Section 16 officers and employees totaling 140,850 Restricted Stock Units. Additionally, the Committee has reserved 7,911 Restricted Stock Units for issuance to non-Section 16 officers whose performance in 2011 are deemed worthy of special recognition.  Accordingly, assuming that the Company achieves at least the Threshold performance level, the total number of shares of common stock that ultimately could be issued as a consequence of the above Awards and the terms and conditions of the 2011 LTIP will range between 136,705 shares at Threshold, 273,411 shares at Target, and 546,822 shares at Maximum performance level.

As noted above, none of these Awards will be deemed earned until and unless the Company meets at least the Threshold level of the performance measures set forth in the 2011 LTIP.  The Committee will meet on or before March 31, 2012, to determine whether the Company achieved its performance measures.   Once earned pursuant to the performance-based vesting requirements, the Awards will then vest to the recipient (or the “Participant” in the 2011 LTIP) in accordance with the following time-based schedule:

– –	50% on the second anniversary of the grant date; 25% on the third anniversary of the grant date; and
–	25% on the fourth anniversary of the grant date.

The 2011 LTIP does provide for acceleration of the earning of an Award and the acceleration of its vesting schedule upon certain limited conditions such as death, Disability, Qualified Retirement (as each such term is defined in the 2011 LTIP), or a termination following a Corporate Change (as defined in the 2007 Plan).

The foregoing description of the 2011 LTIP is qualified in its entirety by reference to the 2011 LTIP, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Cardtronics, Inc. 2011 Long Term Incentive Plan, dated January 31, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: February 1, 2011	By:	/s/ J. CHRIS BREWSTER
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

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